UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-34857 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs, CO 80906

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2013, William Reid notified the Board of Directors of his intention to retire from Gold Resource Corporation (the “Company). William Reid intends to retire from his role as Chief Executive Officer effective September 30, 2013. He will continue to serve as Chairman of the Board of Directors to assist the Company with an orderly leadership transition. In consideration of Mr. Reid’s length of tenure as a founder of the Company and his efforts and contributions on behalf of the Company, the Compensation Committee of the Board of Directors approved a severance payment to Mr. Reid of $1.8 million upon his retirement as Chief Executive Officer. Mr. Reid will also receive a monthly retainer fee consistent with the compensation program of the Company’s non-executive directors for so long as he continues to serve on the Board of Directors.

The Board of Directors selected Jason Reid, President of the Company, to succeed William Reid as Chief Executive Officer effective October 1, 2013. Jason Reid shall continue to serve as President and a director of the Company in addition to his new role as CEO. On September 9, 2013, the Company and Jason Reid entered into Amendment No. 1 (the “Amendment”) to that certain Amended and Restated Executive Employment Agreement dated July 1, 2010 between the Company and Jason Reid (“Jason Reid Employment Agreement”) to reflect his new duties as CEO and to provide an appropriate adjustment in compensation commensurate with such duties. The Amendment is effective October 1, 2013 for a three year term and increases Mr. Reid’s annual compensation to $500,000 from $425,000, as approved by the Compensation Committee of the Board of Directors. All other terms of the Jason Reid Employment Agreement remain unchanged. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Amendment above is intended to be a summary only and is qualified in its entirety by reference to such amendment.

Prior to his appointment as CEO, Jason Reid, age 40, served as President of the Company since July 1, 2010 and as a director since November 2010. He had previously served as the Company’s Vice President of Corporate Development since January 2008. Mr. Reid initially joined the Company in May 2006. From January 1996 until May 2006, Mr. Reid served as President of Reid Farrier, Inc., formerly known as Reid Fencing, Inc., a business he founded which focused operations in the equine and construction industries. Mr. Reid received a Bachelor of Science degree in Anthropology with an emphasis on Archaeology in 1995 from Fort Lewis College. Jason Reid is the son of William Reid, Chairman of the Board of Directors.

Item 7.01 Regulation FD Disclosure.

On September 10, 2013, the Company issued a press release regarding the retirement of William Reid and the appointment of Jason Reid as CEO of the Company. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are included with this report:

10.1	Amendment No. 1 to Amended and Restated Executive Employment Agreement with Jason Reid.

99.1	Press release dated September 10, 2013.*

*	This document is not being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: September 10, 2013	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits included herewith.

Exhibit Number	Description of Exhibit

10.1	Amendment No. 1 to Amended and Restated Executive Employment Agreement with Jason Reid.

99.1	Press release dated September 10, 2013.*

*	This document is not being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.